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                                                                   Exhibit 10.10

                          FIRST AMENDMENT TO CODE SHARE
                          AND REVENUE SHARING AGREEMENT

This FIRST AMENDMENT TO CODE SHARE AND REVENUE SHARING AGREEMENT (this "First Amendment") is dated to be effective the 27th day of April, 2001 (the "Effective Date"), between AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), and MESA AIRLINES, INC., a Nevada corporation ("MESA").

                                    RECITALS:

A. AWA and MESA have entered into a Code Share and Revenue Sharing Agreement, entered into as of March 20, 2001, to be effective retroactive to February 1, 2001 (the "Code Share Agreement"), to provide scheduled air transportation services as America West Express. All capitalized terms used herein but not defined shall have the meaning given to such terms in the Code Share Agreement.

B. AWA and MESA desire to amend the Code Share Agreement to provide additional time for MESA to execute the Aircraft Contract.

NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AWA and MESA agree as follows:

                                   AMENDMENTS

1. The parties agree that Paragraph 1 of the Code Share Agreement shall be amended in its entirety as follows:

      Effectiveness. This Agreement replaces the Original Agreement effective upon the date (the "Effective Date") that MESA executes a binding agreement to acquire the CRJ Aircraft required to be provided by MESA pursuant to Section 2.2.2 of this Agreement (the "Aircraft Contract"). MESA shall provide AWA with written notice of the date the Aircraft Contract is executed together with copies of the Aircraft Contract. On the date of execution of the Aircraft Contract, all of the terms and provisions of this Agreement shall be effective retroactive to the Contract Date. On the Effective Date, the Original Agreement shall be terminated in its entirety. All sums payable pursuant to Section 6 of the Original Agreement between the Contract Date and Effective Date shall be recalculated pursuant to the terms of Section 7 of this Agreement, and AWA, subject to the rights regarding disputed amounts contained in Section 7.8, shall pay additional and undisputed sums payable within 30 days after receipt of a written invoice for such recalculation. Until the Effective Date, AWA and MESA shall continue to perform pursuant to the Original Agreement. If the Aircraft Contract is not executed by June 1, 2001, then this Agreement shall automatically terminate and the terms and conditions of the Original Agreement shall remain in full force and effect. Simultaneously with the execution of this Agreement, AWA and MESA shall enter into an amendment to the Original Agreement providing for the addition of 3 CRJs under the Original Agreement if this Agreement is terminated pursuant to this Section.
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      As of the Contract Date, AWA and MESA dispute certain amounts that are payable between AWA and MESA under the Original Agreement (the "Disputed Amounts"). MESA and AWA shall continue to work to resolve their respective obligations concerning the Disputed Amounts pursuant to the terms of the Original Agreement. This is a new and separate agreement from the Original Agreement. The terms of this Agreement shall not be used by either MESA or AWA to determine or interpret the respective payment obligations of the parties for the Disputed Amounts. The respective obligations for the Disputed Amounts and other matters and disputes arising under the Original Agreement prior to the Contract Date shall be resolved pursuant to the terms, covenants, rights and remedies of the Original Agreement, shall not affect the rights, duties and obligations of AWA or MESA under this Agreement and shall not permit AWA or MESA to exercise any remedies under this Agreement. The intent of AWA and MESA is to resolve any disputes concerning the Disputed Amounts or any other matters and disputes under the Original Agreement and not pursuant to this Agreement.

                                  MISCELLANEOUS

2. Effect. Except as otherwise set forth in this First Amendment, the Code Share Agreement shall remain in full force and effect as originally set forth.

3. Counterparts. This First Amendment may be executed in counterparts, all of which when taken together shall be one and the same document.

4. Entire Agreement: This First Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

     AWA:                                  AMERICA WEST AIRLINES, INC.,
                                           A Delaware corporation

                                           By: /S/ Andrew Nocella
                                               -------------------------------



     MESA:                                 MESA AIRLINES, INC.,
                                           A Nevada corporation

                                           By:  /S/ Jonathan Ornstein
                                               ---------------------------------
                                                    Jonathan G. Ornstein
                                                    Chief Executive Office